                                                                 Exhibit 99.2(i)
[PRICEWATERHOUSECOOPERS LOGO]
                                                      PricewaterhouseCoopers LLP
                                                      160 Federal Street
                                                      Boston, MA 02110
                                                      Telephone (617)439 4390

                        Report if Independent Accountants

To the Board of Directors and Stockholder of Chase Commercial Mortgage Banking Corporation

We have examined management's assertion about Chase Commercial Mortgage Group of The Chase Manhattan Bank (the "Company") compliance with the minimum servicing standards ("standards") identified in the Mortgage Banker's Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 1999 included in the accompanying management assertion (see Exhibit 1). Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the standards.

In our opinion, management's assertion that, except for an instance of noncompliance described in management's assertion, the Company complied with the aforementioned applicable standards as of and for the year ended December 31, 1999 is fairly stated, in all material respects.

The instance of noncompliance which occurred during 1999 is more fully discussed in management's assertion which is set forth in Exhibit 1.

/s/ PricewaterhouseCoopers LLP
------------------------------
March 20, 2000

                                  [CHASE Logo]

                                                                       Exhibit 1

                              Management Assertion

March 20, 2000

As of and for the year ended December 31, 1999 except as specifically noted below, Chase Commercial Mortgage Group of Chase Manhattan Bank ("the Company") has compiled in al material respects with the minimum servicing standards ("the Standard(s)") set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP).

o Standard: Custodial bank account and related bank clearing account reconciliations shall be reviewed within forty-five (45) calendar days after the cutoff date.

The Company's custodial accounts and related bank clearing accounts were not consistently reviewed during 1999. No other errors were noted related to the custodial and clearing accounts. Management has taken steps to enhance procedures and controls surrounding the reconciliation process, including the establishment of a formal review process by someone other than the preparer.

As of and for the same period the Company had in effect fidelity bond and errors and omissions policies in the amounts of $3,250, 000,000 and of $325,000,000 respectively.

/s/ William Barry
-------------------------------
William Barry
Controller

/s/ Janice Smith
-------------------------------
Janice Smith
Vice President - Loan Servicing

[Deloitte & Touche Logo]


                   DELOITTE & TOUCHE LLP              Telephone: (305) 358-4141
                   Certified Public Accountants       Facsimile:  (305) 372-3160
                   Suite 400
                   200 South Biscayne Boulevard
                   Miami, Florida 33131-2310


INDEPENDENT ACCOUNT'S REPORT

To the Board of Directors of
  Lennar Partners, Inc.:

We have examined management's assertion about Lennar Partners, Inc.'s (the "Company") compliance with the minimum servicing standards identified in the Mortgage Banker's Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) as applicable to the special servicing of commercial and multifamily mortgage loans as of and for the year ended December 31, 1999 included in the accompanying management assertion. Management is responsible for the Company's compliance with those applicable minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the applicable minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned applicable minimum servicing standards as of and for the year ended December 31, 1999 is fairly stated, in all material respects.



/s/ Deloitte & Touche LLP
-------------------------
March 1, 2000

<

                                                               Exhibit 99.2(iii)
[Deloitte & Touche Logo]

                            Deloitte & Touche LLP      Telephone: (214) 777-7000
                            Suite 1600
                            Chase Tower
                            2200 Ross Avenue
                            Dallas Texas75201-6778


INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors of AMRESCO Management, Inc.:

We have examined the accompanying management assertion that AMRESCO Management, Inc. (the "Company") (a wholly owned subsidiary of AMRESCO, INC.) complied with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") (see attached Appendix) as of and for the year ended December 31, 1999. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1999, is fairly stated, in all material respects.



/s/ Deloitte & Touche LLP

February 28, 2000

                                                                        APPENDIX

                            AMRESCO MANAGEMENT, INC.

                   SERVICING STANDARDS OF THE MORTGAGE BANKERS
                     ASSOCIATION OF AMERICA'S UNIFORM SINGLE
                    ATTESTATION PROGRAM FOR MORTCAGE BANKERS


I.       CUSTODIAL BANK ACCOUNTS

         1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

                  o        Be mathematically accurate;

                  o Be prepared within 45 calendar days after the cutoff date;

                  o Be reviewed and approved by someone other than the person who prepared the reconciliation; and

                  o Document explanations for reconciling items. These reconciling items shall be resolved within 90 calendar days of their original identification.

         2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account.

         3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

         4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within 30 calendar days of payoff of the mortgage loan.

II.      MORTGAGE PAYMENTS

         1. Scheduled mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

         2. Scheduled mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

         3. Scheduled mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

         4. Mortgage payments identified as loan payoffs or other nonscheduled payments shall be allocated in accordance with the mortgagor's loan documents.

III.     DISBURSEMENTS

         1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

         2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

         3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least 30 calendar days prior to these dates.

         4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

         5. Amounts remitted to investors per the servicer's investor reports shall agree with canceled checks, or other form of payment, or custodial bank statements.

         6. Unused checks shall be safeguarded so as to prevent unauthorized access.

IV.      INVESTOR ACCOUNTING AND REPORTING

         1. The servicing entity's investor reports shall agree with, or reconcile to, investors records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.       MORTGAGOR LOAN ACCOUNTING

         1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

         2. Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

         3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on an annual basis or as required by the servicing agreement.

         4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the servicing agreements.

VI.      DELINQUENCIES

         1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans, including phone calls, letters and mortgage payment rescheduling plans.

VII.     INSURANCE POLICIES

         1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.

                              [A M R E S C O Logo]




February 28, 2000




Deloitte & Touche LLP
Chase Tower
2200 Ross Avenue, Suite 1600
Dallas, Texas 75201

Dear Sirs:

As of and for the year ended December 31, 1999, AMRESCO Management, Inc. (a wholly owned subsidiary of AMRESCO, Inc.), has complied in all material respects with the minimum servicing standards of the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) set forth in the Appendix A.

A list of the portfolios covered by this representation is included in Appendix B.

For the period January 1, 1999 through December 30, 1999 AMRESCO Management, Inc. had in effect a fidelity bond in the amount of $43,000,000, errors and omissions liability coverage in the amount of $10,000,000, and mortgage impairment protection in the amount of $43,000,000. Beginning December 31, 1999, AMRESCO Management, Inc. increased its coverage, resulting in a fidelity bond in the amount of $52,000,000, and mortgage impairment protection in the amount of $52,000,000. Errors and omissions liability coverage remained at $10,000,000.00.



/s/ Ron Kirkland                                     /s/ Elaine Miller
---------------------------------------              ------------------------
Ron Kirkland, Senior Vice President and              Elaine Miller
Chief Accounting Officer                             Director, Loan Servicing
AMRESCO, INC.                                        AMRESCO, INC.





                                  AMRESCO INC.
           700 North Pearl Street o Suite 2400 o LB 342 o Dallas Texas
                             75201-7424 214-953.7700
                             http://www amresco.com

                                                                      APPENDIX A

                            AMRESCO MANAGEMENT, INC.
             SERVICING STANDARDS OF THE MORTGAGE BANKERS ASSOCIATION
                 OF AMERICA'S UNIFORM SINGLE ATTESTATION PROGRAM
                              FOR MORTGAGE BANKERS


I.       CUSTODIAL BANK ACCOUNTS

         1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

                  o        be mathematically accurate;

                  o be prepared within forty-five (45) calendar days after the cutoff date;

                  o be reviewed and approved by someone other than the person who prepared the reconciliation; and

                  o document explanations for reconciling items. These reconciling items shall be resolved within ninety
                           (90) calendar days of their original identification.

         2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account.

         3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

         4. Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.      MORTGAGE PAYMENTS

         1. Scheduled mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

         2. Scheduled mortgage payments made in accordance with the mortgagor's loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

         3. Scheduled mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

         4. Mortgage payments identif1ed as loan payoffs or other nonscheduled payments shall be allocated in accordance with the mortgagor's loan documents.

III.     DISBURSEMENTS

         1. Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

         2. Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

         3. Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

         4. Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

         5. Amounts remitted to investors per the servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

         6. Unused checks shall be safeguarded so as to prevent unauthorized access

IV.      INVESTOR ACCOUNTING AND REPORTING

         1. The servicing entity's investor reports shall agree with, or reconcile to, investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.       MORTGAGOR LOAN ACCOUNTING

         1. The servicing entity's mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

         2. Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.

         3. Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on an annual basis or as required by the servicing agreement.

         4. Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the servicing agreements

VI.      DELINQUENCIES

         1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payments rescheduling plans.

VII.     INSURANCE POLICIES

         1. A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.

                                   APPENDIX B

--------------------------------------------------------------------------------
Contract Date          Portfolio                     Trustee
--------------------------------------------------------------------------------
18-May-94      Cal Fed/ARGO Partnership, L.P.    O'Connnor Group
--------------------------------------------------------------------------------
17-Jun-94      AB Holdings I, L.L.C.             O'Connor Group
--------------------------------------------------------------------------------
01-Jun-94      BCS/Centerbank                    Cargill
--------------------------------------------------------------------------------
31-Jan-94      RTC Mortgage Trust 1994-NI        Bankers Trust/Sterling & RTC
--------------------------------------------------------------------------------
15-Dec-94      RTC Mortgage Trust 1994-N2        Bankers Trust/Sterling & RTC
--------------------------------------------------------------------------------
05-Oct-93      RTC Mortgage Trust 1993-N3        Bankers Trust/Sterling & RTC
--------------------------------------------------------------------------------
09-Jun-95      CS First Boston                   First Boston
--------------------------------------------------------------------------------
09-Jun-95      Praediurn Pacific                 First Boston/Praediurn Pacific
--------------------------------------------------------------------------------
29-Nov-94      ACP Mortgage, L.P.                O'Connor Group
--------------------------------------------------------------------------------
01-Apr-94      1994-MI (Brazos Partners)         State Street Bank & Trust
--------------------------------------------------------------------------------
15-Mar-93      1988-NB (NationsBank)             Bank of New York
--------------------------------------------------------------------------------
01-Aug-91      1991-MI (RTC/FDIC)                State Street Bank & Trust
--------------------------------------------------------------------------------
01-Nov-91      1991-MS (RTC/FDIC)                State Street Bank & Trust
--------------------------------------------------------------------------------
01-Feb-92      1992-CI (RTC/FDIC)                Chemical Bank
--------------------------------------------------------------------------------
01-Ju1-92      1992CS(RTC/FDIC)                  Bank of America
--------------------------------------------------------------------------------
01-Oct-92      1992-CHF (RTC/FDIC)               Bank of America
--------------------------------------------------------------------------------
01-Mar-93      1993-C2 (RTC/FDIC)                State Street Bank & Trust
--------------------------------------------------------------------------------
01 -Nov-94     1994-C2 (RTC/FDIC)                First National Bank of Chicago
--------------------------------------------------------------------------------
01-Jul-95      1995-CI (JP Morgan)               State Street Bank & Trust
--------------------------------------------------------------------------------
01-Jan-96      1996-C2 (JP Morgan)               State Street Bank & Trust
--------------------------------------------------------------------------------
01-May-96      1996-1 (NationsLink)              Chase Manhattan Bank
--------------------------------------------------------------------------------
01 -Aug-96     1996-PML (Penn Mutual)            LaSalle National Bank
--------------------------------------------------------------------------------
01-Mar-96      Nomura 1996 D-2                   LaSalle National Bank
--------------------------------------------------------------------------------
27-Mar-97      Nomura 1997-D4                    LaSalle National Bank
--------------------------------------------------------------------------------
01-Jun-97      MSCI 1997-HFI                     LaSalle National Bank
--------------------------------------------------------------------------------
I l-Aug-97     GSM 1997-GLI                      LaSalle National Bank
--------------------------------------------------------------------------------
01-Sep-97      SASCO 1997-CI                     LaSalle National Bank
--------------------------------------------------------------------------------
24-Oct-97      Nomura 1997-D5                    LaSalle National Bank
--------------------------------------------------------------------------------
01-Nov-97      CSFB 1997-PSI                     State Street Bank & Trust
--------------------------------------------------------------------------------
04-Feb-98      Nomura 1998-ST I                  LaSalle National Bank
--------------------------------------------------------------------------------
01-ADr-98      SASCO 1998-C2                     LaSalle National Bank
--------------------------------------------------------------------------------
15-May-98      GS 1998-GSFL                      LaSalle National Bank
--------------------------------------------------------------------------------
01-Oct-98      CSFB 1998-PS2                     State Street Bank & Trust
--------------------------------------------------------------------------------
01-Jun-98      Bear Stearns 1998-CI              LaSalle National Bank
--------------------------------------------------------------------------------
01-Sep-97      JPMC 1997-C5                      LaSalle National Bank
--------------------------------------------------------------------------------
01-Jun-97      ACMF 1997-Cl                      LaSalle National Bank
--------------------------------------------------------------------------------
01-Jun-97      CCMSC 1997-1                      LaSalle National Bank
--------------------------------------------------------------------------------
11-Sep-98      CAPCO 1988-D7                     LaSalle National Bank
--------------------------------------------------------------------------------
01-Mar-98      Merrill Lynch 98-C2               Norwest Bank Minnesota
--------------------------------------------------------------------------------
01-Sep-98      Artesia 98-CI                     LaSalle National Bank
--------------------------------------------------------------------------------

                                                                 Exhibit 99.2(v)
[PRICEWATERHOUSECOOPERS LOGO]
                                                      PricewaterhouseCoopers LLP
                                                      160 Federal Street
                                                      Boston MA 02110
                                                      Telephone (617) 439 4390



                        Report of Independent Accountants

To ORIX Real Estate Capital Markets, LLC:

We have examined the accompanying management assertion about ORIX Real Estate Capital Markets, LLC ("ORECM") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") (except, for commercial loan and multifamily loan servicing, minimum servicing standards V.4 and VI.1, which the Mortgage Bankers Association has interpreted as inapplicable to such servicing) as of and for the year ended December 31, 1999 included in the accompanying management assertion. Management is responsible for the ORECM's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with the standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the ORECM's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the ORECM's compliance with the minimum servicing standards.

In our opinion, management's assertion that the ORCEM complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1999 is fairly stated, in all material respects.


/s/PricewaterhouseCoopers LLP
-----------------------------
February 18, 2000

<

                                                                Exhibit 99.2(vi)
[PRICEWATERHOUSECOOPERS LOGO]

                                                      PricewaterhouseCoopers LLP
                                                      160 Federal Street
                                                      Boston MA 02110
                                                      Telephone (617) 439 4390



                        Report of Independent Accountants



February 29, 2000

To the Board of Directors and Shareholder of GMAC Commercial Mortgage Corporation

We have examined the accompanying management assertion, dated February 29, 2000, about GMAC Commercial Mortgage Corporation's (the "Company") compliance with its established minimum servicing standards ("Servicing Policy") as of and for the year ended December 31, 1999. Management is responsible for the Company's compliance with the Servicing Policy. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with the standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the Servicing Policy and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the Servicing Policy.

In our opinion, management's assertion that the Company complied with the aforementioned Servicing Policy as of and for the year ended December 31, 1999 is fairly stated, in all material respects.


/s/PricewaterhouseCoopers LLP
-----------------------------

                                                               Exhibit 99.2(vii)
[KPMG Letterhead]
401 South Tryon Street
Suite 2300
Charlotte, NC 28202-1911



                         Independent Accountants' Report



The Board of Directors
First Union National Bank:

We have examined management's assertion, included in the accompanying management assertion, that First Union National Bank (the Bank) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's
(MBA) Uniform Single Attestation Program for Mortgage Bankers (USAP), except for minimum servicing standards V.4. and VI.1., which the MBA has interpreted as being inapplicable to the servicing of commercial and multifamily loans, as of and for the year ended December 31, 1999. Management is responsible for the Bank's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Bank's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's compliance with the applicable minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank's compliance with the applicable minimum servicing standards.

In our opinion, management's assertion that the Bank has complied in all material respects with the aforementioned applicable minimum servicing standards as of and for the year ended December 31, 1999 is fairly stated, in all material respects.



                                                              KPMG LLP


February 4, 2000

[First Union National Bank Letterhead]
NC 1075
Structured Products Servicing
8739 Research Drive, URP4
Charlotte, NC 28288-1075




                             MANAGEMENT'S ASSERTION




As of and for the year ended December 31, 1999, First Union National Bank (the
Bank) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's (MBA's) Uniform Single Attestation Program for Mortgage Bankers, except for minimum servicing standards V.4. and VI.1., which the MBA has interpreted as being inapplicable to the servicing of commercial and multifamily loans. As of and for the same period, the Bank had in effect fidelity bond and errors and omissions policies in the amount of $200 million and $20 million, respectively.





                                                              February 4. 2000
              /s/ John M. Church                              ----------------
     --------------------------------------------                    Date
                 John M. Church
     Managing Director/Senior Vice President
            First Union National Bank



                                                              February 4. 2000
              /s/ Timothy S. Ryan                             ----------------
     --------------------------------------------                    Date
                 Timothy S. Ryan
             Director/Vice President
            First Union National Bank